SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 13, 1997



                          INTERNATIONAL FIBERCOM, INC.

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Arizona

                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        1-9690                                           86-0271282

------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)



              3615 South 28th Street, Phoenix, Arizona         85040

          -------------------------------------------------------------
          (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (602) 941-1900



                                 Not Applicable

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.       Acquisition or Disposition of Assets

         (a) Effective October 31, 1996, International FiberCom, Inc. (the "Company") acquired Concepts in Communications, Inc., a Tennessee corporation, ("CIC") for $4,800,000 from its two shareholders. The Company paid $1,500,000 at the closing, which occurred on February 13, 1997, and the balance is payable in monthly installments of $1,100,000 in March through May 1997, which balance is represented by a promissory note bearing interest at the rate of 5% per annum. The Note is secured by all of the shares of capital stock of CIC which the Company purchased in the transaction. The Company obtained the funds to complete the acquisition from the proceeds of a private placement of $1,500,000 principal amount of 8% of Convertible Subordinated Debentures ("Debentures") and $4,400,000 of shares of Series B Convertible Preferred Stock ("Preferred Stock") which were sold in an exempt transaction under Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

                  The Debentures are due and payable in full on February 10, 1998 and are convertible into Common Stock commencing October 11, 1997, at a price of $1.25 per share. The Debentures are subordinated to all Senior Indebtedness of the Company. The Company has agreed to file a registration statement respecting the Common Stock issuable upon conversion of the Debentures under the Securities Act on or before April 11, 1997.

                  The Preferred Stock will be issued in four tranches of $1,100,000 each on or before the 15th day of March, April, May and June 1997, at which points payments for the shares of Preferred Stock are due and payable. The Preferred Stock is convertible into Common Stock at a price equal to the lower of the Average Stock Price on the date of each monthly subscription or the Discounted Average Stock Price on the date of conversion. The "Average Stock Price" is the average of the daily closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the relevant date. The "Discounted Average Stock Price" is (i) 70% of the average of the daily closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the date of conversion into Common Stock if the average of the daily bid prices is at or below $3.00 per share or (ii) 75% of the average of such daily closing bid prices if the average is above $3.00 per share. For a one-year period after the issuance of the Preferred Stock, the floor on the Conversion Price of the Common Stock will be the lower of $.75 per share or 50% of the Average Stock Price. There will be no floor on the conversion price if the Company fails to achieve certain levels of gross profit on a quarterly basis. Dividends will be payable on the Preferred Stock at the rate of 4% per annum, payable in shares of Common Stock or cash, at the option of the Company, on a quarterly basis. The Preferred Stock is redeemable on or after 60 days after issuance, in whole or in part, at 150% of the purchase price of the Preferred Stock plus all accrued but unpaid dividends.

                  The Company also committed to issue 220,000 Common Stock Purchase Warrants for each of the four tranches upon the funding of each tranche of the Preferred Stock. The exercise prices range from $2.25 to $3.00 for the Warrants. The Company has committed to file registration statements on or before April 11, 1997 for first tranche and within 30 days of demand for tranches two through four, but in any event within 30 days after the Company receives the final subscription installment for the fourth tranche.

         (b) CIC is a Nashville, Tennessee based company which also has operations in Memphis and Knoxville providing systems integration services, including design, engineering, installation and maintenance of structured cabled systems, network hardware and software, work station peripherals and intercommunication systems, primarily within commercial, industrial and governmental facilities. These systems, comprised of optical fiber and unshielded twisted pair copper cable, transmit voice, data and video signals. Customers of CIC include Nissan Motor Co., Kimberly Clark Corp., Nike Corp., Columbia/HCA Healthcare Corp., Autozone, The Trane Co., Caterpillar Financial Services, Ingram Micro, the State of Tennessee, Vanderbilt University Medical Center and Thomas Hospital.

Item 7.           Financial Statements and Exhibits

         (a) The Financial Statements of Business Acquired. The financial statements and schedules are included herewith commencing on page F-1.

         (b)      Pro forma Financial Information.  See (a) above.

         (c)      Exhibits.

                  The Stock Purchase Agreement, dated as of October 31, 1996, and as amended on January 17, 1997 by and among CIC, Cherokee Equity Corporation, a Tennessee corporation, H. Ray Tucker and the Company filed with the Commission as a part of the Company's Current Event Report on Form 8-K on March 10, 1997, is incorporated herein by reference.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERNATIONAL FIBERCOM, INC.




                                        /s/ Joseph P. Kealy
                                        -------------------
                                        Joseph P. Kealy
                                        President

Dated: April 25, 1997

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------



To The Stockholders and Board of Directors of
International FiberCom, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of International FiberCom, Inc. and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International FiberCom, Inc. and Subsidiaries as of December 31, 1996, and the results of its operations, changes in stockholders' equity, and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


Semple & Cooper, P.L.C.
Certified Public Accountants

April 7, 1997

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 1996

                                     ASSETS

Current Assets:
   Cash and cash equivalents (Note 1)                                 $    3,972
   Accounts receivable
     - trade, net of allowance for doubtful accounts
         (Notes 1, 2, 3 and 7)                                         2,458,477
     - unbilled                                                          196,815
     - other                                                              27,769
   Prepaid expenses                                                       37,912
   Costs and estimated earnings in
     excess of billings on
       uncompleted contracts (Notes 1 and 4)                             249,546
                                                                      ----------

        Total Current Assets                                           2,974,491
                                                                      ----------


Property and Equipment, net (Notes 1, 5, 7 and 8)                      2,899,055
                                                                      ----------


Other Assets:
   Accounts receivable - long-term (Notes 1 and 2)                        88,478
   Loans receivable from related parties
     (Note 3)                                                            562,025
   Deferred costs                                                        234,367
   Mortgage closing costs, net (Note 1)                                    6,034
   Investment in limited partnership (Note 6)                             28,781
   Refundable deposits                                                     9,480
                                                                      ----------

                                                                         929,165
                                                                      ----------

        Total Assets                                                  $6,802,711
                                                                      ==========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (Continued)
                                December 31, 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Notes payable
     - current portion (Note 7)                                     $ 1,014,986
     - related party (Note 3)                                             6,000
   Obligations under capital leases
     - current portion (Note 8)                                         110,355
   Accounts payable
     - trade                                                          1,965,837
     - related parties (Note 3)                                          24,610
   Accrued expenses                                                     358,585
   Billings in excess of costs and
     estimated earnings on uncompleted
       contracts (Note 1 and 4)                                         185,119
                                                                    -----------

        Total Current Liabilities                                     3,665,492
                                                                    -----------


Long-Term Liabilities:
   Notes payable - long-term (Note 7)                                   544,833
   Obligations under capital leases
     - long-term (Note 8)                                               384,108
                                                                    -----------

                                                                        928,941
                                                                    -----------


Commitments and Contingencies (Note 9)                                     --

Stockholders' Equity: (Note 10)
   Series A 9% convertible preferred stock, no par value;
     10,000,000 shares authorized, 1,972 shares issued
     and outstanding                                                  1,680,997
   Common stock, no par value; 100,000,000 shares
     authorized; 6,572,489 shares issued, 6,393,799
     shares outstanding                                               8,555,176
   Common stock warrants                                                 99,082
   Additional paid-in capital                                           462,073
   Accumulated deficit                                               (7,921,033)
                                                                    -----------
                                                                      2,876,295
   Less: treasury stock, 178,690 shares, at cost                       (668,017)
                                                                    -----------

        Total Stockholders' Equity                                    2,208,278
                                                                    -----------

        Total Liabilities and Stockholders' Equity                  $ 6,802,711
                                                                    ===========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For The Years Ended December 31, 1996 and 1995

                                                       1996            1995
                                                       ----            ----

Contract Revenues                                  $ 12,161,263    $ 12,050,075

Cost of Contract Revenues                           (11,387,706)    (11,801,757)
                                                   ------------    ------------

Gross Profit                                            773,557         248,318

General and Administrative Expenses                  (2,261,694)     (2,455,110)

Goodwill Impairment (Note 1)                         (2,677,490)           --

Provision for Doubtful Accounts (Note 12)                  --          (387,952)
                                                   ------------    ------------

Loss from Operations                                 (4,165,627)     (2,594,744)
                                                   ------------    ------------

Other Income (Expense):
   Interest income                                       49,086          26,229
   Interest expense                                        (141)         (2,936)
   Other income                                          16,089         102,768
   Gain on sale of fixed assets                          50,781          69,485
                                                   ------------    ------------

                                                        115,815         195,546
                                                   ------------    ------------

Net Loss before Income Taxes                         (4,049,812)     (2,399,198)

Income Taxes                                               --           210,815
                                                   ------------    ------------

Net Loss                                             (4,049,812)     (2,188,383)

Preferred Stock Dividends (Note 10)                    (171,303)           --
                                                   ------------    ------------

Net Loss Attributable to Common Stockholders       $ (4,221,115)   $ (2,188,383)
                                                   ============    ============

Net Loss per Share                                 $       (.74)   $       (.50)
                                                   ============    ============

Weighted Average Shares Outstanding                   5,716,600       4,417,072
                                                   ============    ============

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 For The Years Ended December 31, 1996 and 1995

                                                Common Stock            Common                       Additional
                             Preferred    ------------------------       Stock       Accumulated       Paid-in      Treasury
                               Stock       Shares Issued   Amount       Warrants       Deficit         Capital        Stock
                               -----       -------------   ------       --------       -------         -------        -----

Stockholders' Equity,
  December 31, 1994         $      --        4,417,072   $ 7,274,929   $    99,082   $(1,511,535)   $   352,073   $  (668,017)

Issuance of 2,750 shares
  of Series A 9% convertible
  preferred, net of costs     2,296,382           --            --            --            --             --            --

Net Loss, 1995                     --             --            --            --      (2,188,383)          --            --
                            -----------    -----------   -----------   -----------   -----------    -----------   -----------
Stockholders' Equity,
  December 31, 1995           2,296,382      4,417,072     7,274,929        99,082    (3,699,918)       352,073      (668,017)

Issuance of 550 shares
  of Series A 9% convertible
  preferred stock, net of
  costs                         493,559           --            --            --            --             --            --

Conversion of 1,328 shares of
  Series A 9% convertible
  preferred stock to
  common stock               (1,108,944)     1,821,257     1,108,944          --            --             --            --

Issuance of preferred stock
  dividend                         --          155,470       171,303          --        (171,303)          --            --

Options issued for
  services                         --             --            --            --            --          110,000          --

Net Loss, 1996                     --             --            --            --      (4,049,812)          --            --
                            -----------    -----------   -----------   -----------   -----------    -----------   -----------
Stockholders' Equity,
  December 31, 1996         $ 1,680,997      6,393,799   $ 8,555,176   $    99,082   $(7,921,033)   $   462,073   $  (668,017)
                            ===========    ===========   ===========   ===========   ===========    ===========   ===========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For The Years Ended December 31, 1996 and 1995

                                                            1996            1995
                                                            ----            ----

Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
   Cash received from customers                        $ 12,190,485    $ 12,928,576
   Cash paid to suppliers and employees                 (13,379,188)    (12,618,292)
   Interest paid                                               (141)       (249,488)
   Interest received                                         35,340          17,075
   Income tax refunds received                               26,000         192,565
                                                       ------------    ------------
        Net cash provided (used) by operating
          activities                                     (1,127,504)        270,436
                                                       ------------    ------------

Cash flows from investing activities:
   Purchase of property and equipment                      (145,605)       (215,228)
   Loans to related parties                                    --            (3,236)
   Disbursements for deferred acquisition costs            (124,367)           --
   Collection of loans to related parties                   117,294         100,000
   Proceeds from sale of fixed assets                       104,205         138,976
   Payments for investment in limited partnership            (4,240)         (4,240)
                                                       ------------    ------------
        Net cash provided (used) by investing
          activities                                        (52,713)         16,272
                                                       ------------    ------------

Cash flows from financing activities:
   Proceeds from notes payable                                 --           370,308
   Repayment of notes payable                            (1,525,491)       (685,307)
   Repayment of loans from stockholder                      (54,000)        (12,000)
   Repayment of obligations under capital leases           (112,128)        (37,438)
   Proceeds from sale of preferred stock                    493,559            --
   Collection of stock subscriptions receivable           2,373,500            --
                                                       ------------    ------------
        Net cash used by financing
          activities                                      1,175,440        (364,437)
                                                       ------------    ------------

Net decrease in cash and cash equivalents                    (4,777)        (77,729)

Cash and cash equivalents at beginning of year                8,749          86,478
                                                       ------------    ------------

Cash and cash equivalents at end of year               $      3,972    $      8,749
                                                       ============    ============

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                 For The Years Ended December 31, 1996 and 1995


                                                         1996           1995
                                                         ----           ----

Reconciliation of Net Loss to Net Cash
  Provided (Used) by Operating Activities:

Net Loss                                             $(4,049,812)   $(2,188,383)
                                                     -----------    -----------

Adjustments to Reconcile Net Loss to Net
  Cash Provided (Used) by Operating Activities:
    Depreciation and amortization                        794,974        665,142
    Gain on sale of fixed assets                         (50,781)       (69,485)
    Interest added to principal of loans
      receivable from related parties                    (13,746)       (46,885)
    Accrued stock offering expenses                         --          (77,118)
    Impairment of goodwill                             2,677,490           --

Changes in Assets and Liabilities:
    Accounts receivable
      - trade                                            (20,829)     1,102,501
      - unbilled                                        (196,815)          --
      - other                                             17,931        (11,700)
    Inventory                                               --          132,000
    Income tax refund receivable                          26,000        192,565
    Prepaid expenses                                       9,698        (19,985)
    Accrued interest receivable                             --           37,731
    Costs and estimated earnings
      in excess of billings
        on uncompleted contracts                         201,957       (111,973)
    Accounts receivable - long-term                       67,087         60,859
    Refundable deposits                                    3,970          3,325
    Bank overdraft                                       (57,751)      (122,239)
    Accounts payable
      - trade                                            179,838        141,373
      - related parties                                  (27,511)          (131)
    Accrued expenses                                    (588,145)       620,497
    Deferred income taxes
      - current                                             --         (146,146)
      - long-term                                           --          (64,669)
    Billings in excess of costs
      and estimated earnings on
        uncompleted contracts                           (101,059)       173,157
                                                     -----------    -----------

                                                       2,922,308      2,458,819
                                                     -----------    -----------

Net Cash Provided (Used) by Operating Activities     $(1,127,504)   $   270,436
                                                     ===========    ===========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

        Nature of Corporation:

        International FiberCom, Inc. is a Corporation which has been duly formed and organized under the laws of the State of Arizona. The Corporation, which was originally named Miller Investments, Inc., was approved by the State of Arizona on December 29, 1972. Since inception, the Company has changed its name as follows:

           Date of Change                         Name
           --------------                         ----

           October, 1978        Miller Education & Communications Corporation
           October, 1981        Miller Technology & Communications Corporation
           May, 1987            Hospitality Capital Corporation
           September, 1991      International Environmental Holdings,Inc.
           June, 1994           International FiberCom, Inc.

        In September, 1990, the Corporation acquired one hundred percent (100%) of the outstanding common stock of International Environmental Corp.

        On December 31, 1994, the Company adopted a formal plan to sell International Environmental Corp. to a stockholder of International FiberCom, Inc. in exchange for 158,154 shares of International FiberCom, Inc.'s common stock, valued at $514,000. The stock is shown as treasury stock in the Company's equity section at December 31, 1996.

        On August 25, 1994, the Company acquired one hundred percent (100%) of the issued and outstanding common stock of Kleven Construction, Inc.

        Kleven Construction, Inc. is a Phoenix-based company specializing in the design, installation and maintenance of fiber-optic and other cable for the telecommunications and cable television industries. Through the acquisition of Kleven Construction, Inc., the Company changed its primary business focus to servicing the telecommunications and cable television industries throughout the southwestern United States and into Mexico.

        The length of the Company's contracts vary, but are typically less than one (1) year. Therefore, assets and liabilities are classified as current and non-current, based on a one (1) year operating cycle.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Principles of Consolidation:

        The consolidated financial statements at December 31, 1996 include the accounts of the Company and its wholly-owned subsidiary, Kleven Construction, Inc. All significant intercompany transactions, accounts and balances have been eliminated.

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue and Cost Recognition:

        Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to the estimated total costs for each contract.

        Contract costs include, amongst other things, direct labor, field labor, subcontracting, direct materials, direct overhead, and interest costs incurred as a result of contracting activity. Selling, general, and administrative costs are charged to expense as incurred. Project losses are provided for in their entirety in the period in which such losses are determined, without reference to the percentage-of-completion. As contracts can extend over one or more accounting periods, revisions in costs and estimated earnings during the course of the work are reflected during the accounting period in which the facts that require such revisions become known.

        Cash and Cash Equivalents:

        Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

        Accounts Receivable - Trade:

        Accounts receivable - trade represent the amounts billed but uncollected on completed construction contracts and construction contracts in progress.

        The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding, and the Company's prior history of uncollectible accounts receivable. At December 31, 1996, an allowance has been established for potentially uncollectible accounts receivable in the amount of $69,153.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Property and Equipment:

        Property and equipment are recorded at cost. Depreciation is provided for on the straight-line and accelerated methods over the estimated useful lives of the assets. The estimated useful lives are as follows: construction equipment and vehicles, 7 years; building, 31 years, and office furniture and equipment, 5 to 7 years. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. For the years ended December 31, 1996 and 1995, depreciation expense was $676,540 and $546,708, respectively.

        The Company's capital lease agreements are recorded at the lower of the present value of the minimum lease payments, or the fair market value of the assets. The assets are being depreciated over the lesser of their estimated productive lives, or their lease term. Depreciation of the assets under the capital leases is included in depreciation expense, as noted above, for the years ended December 31, 1996 and 1995.

        Goodwill:

        During the year ended December 31, 1996, goodwill of $2,677,490, which arose in connection with the acquisition of Kleven Construction, Inc. was written off as it was deemed to have no continuing value due to recurring operating losses. Amortization expense charged to operations for each of the years ended December 31, 1996 and 1995, was $118,125.

        Mortgage Closing Costs:

        Mortgage closing costs are being amortized ratably over a 25 year period. Amortization expense for the years ended December 31, 1996 and 1995 was approximately $300 per year. Accumulated amortization as of December 31, 1996 is $1,702.

        Income Taxes:

        For financial and tax accounting purposes, the Company reports income and expenses based on the percentage-of-completion method of accounting for long-term construction contracts.

        Deferred income taxes arise from timing differences resulting from revenues and expenses reported for financial accounting and tax reporting purposes in different periods. Deferred income taxes represent the estimated tax liability on additional depreciation expense reported based upon accelerated tax depreciation methods, and timing differences in the utilization of net operating losses.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1.      Summary of Significant Accounting Policies: (Continued)

        Earnings Per Share:

        The computation of earnings per share is based on the weighted average number of shares outstanding for each period. Fully diluted earnings per share are not presented as they are anti-dilutive.

        New Accounting Pronouncements:

        Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company adopted this accounting standard on January 1, 1996. SFAS 123 encourages, but does not require companies to record compensation cost for stock-based employee compensation. The Company has chosen to continue to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

2.      Accounts Receivable - Trade:

        At December 31, 1996, accounts receivable - trade consist of the following:

             Contracts in progress                         $  731,818
             Contracts in progress - retention                115,621
             Completed contracts                            1,708,517
             Completed contracts - retention                   60,152
                                                           ----------
                                                            2,616,108
             Less: allowance for doubtful accounts            (69,153)
                                                           ----------
                                                            2,546,955
             Less: long-term receivable                       (88,478)
                                                           ----------

                                                           $2,458,477
                                                           ==========

        The long-term receivable arose from a litigation settlement on a contract dispute, and is being paid on installments through October, 1999.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.      Related Party Transactions:

        Accounts Receivable - Trade:

        As of December 31, 1996, accounts receivable - trade includes 137,986 due from a related entity.

        Loans Receivable from Related Parties:

        At December 31, 1996, loans receivable from related parties consist of the following:

        6.5% loan receivable from a corporate stockholder,
        due in full December 31, 1997; secured by the
        Company's common stock.                                   $   75,140

        6.5% loan receivable from a corporate stockholder,
        due in full December 31, 1997; secured by the
        Company's common stock.                                       77,254

        7.0% loan receivable from a corporate stockholder,
        with  sixty (60) monthly payments of $3,198, including
        principal and interest, due in full April 1, 2000;
        unsecured. (See Note 9)                                      192,126

        7.0% loan receivable from a corporate stockholder,
        with  sixty (60) monthly payments of $791, including
        principal and interest, due in full April 1, 2000;
        unsecured.                                                    67,942

        7.0% loan receivable from a corporate stockholder,
        with sixty (60) monthly payments of $2,577, including
        principal and interest, due in full April 1, 2000;
        unsecured. ( See Note 9)                                     149,563
                                                                  ----------


                                                                  $  562,025
                                                                  ==========


        Based upon the opinion of the management of the company, the above receivables have been classified as long-term in the accompanying financial statements.

        Accounts Payable - Related Parties:

        Accounts payable - related parties consist of amounts owed to an officer of the Company and to a related entity.

        Notes Payable - Related Party:

        At December 31, 1996, notes payable - related party consists of a $6,000 non-interest bearing note payable to a corporate stockholder, due on demand; unsecured.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.      Contracts in Progress:

        At December 31, 1996, costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:

             Costs incurred on uncompleted contracts        $1,536,120
             Profit earned to date                             299,123
                                                            ----------
                                                             1,835,243
             Less: billings to date                         (1,770,816)
                                                            ----------
                                                            $   64,427
                                                            ==========

        Included in the accompanying balance sheet under the following captions:

             Costs and estimated earnings in excess
               of billings on uncompleted contracts         $  249,546

             Billings in excess of costs and estimated
               earnings on uncompleted contracts              (185,119)
                                                            ----------
                                                            $   64,427
                                                            ==========

5.      Property and Equipment:

        At December 31, 1996, property and equipment consists of the following:

              Building and land                             $  373,201
              Furniture and fixtures                           192,423
              Construction vehicles                            296,083
              Construction equipment                         4,315,676
              Leasehold improvements                            54,812
                                                            ----------
                                                             5,232,195
          Less: accumulated depreciation                    (2,333,140)
                                                            ----------

                                                            $2,899,055
                                                            ==========

6.      Investment in Limited Partnership:

        The Company has a 12.475% ownership interest as a limited partner in the Rio Verde Ranch Partnership. The partnership's sole activity is the acquisition and sale of a parcel of raw land which is presently listed for sale. Prior to the sale of the land, the Company will have future annual funding requirements of approximately $4,000 per year due on March 1 of each year through 1998. At December 31, 1996, the partnership investment at cost, which management believes approximates market, was $28,781.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.      Notes Payable:

        At December 31, 1996, notes payable consist of the following:

        Note payable to Wells Fargo Bank on a $1,500,000 revolving line of credit, interest only payable monthly at Wells
        Fargo Bank's base rate plus 3%, due March 1, 1997;
        collateralized by trade accounts receivable, property and
        equipment, and personal guarantees by the Company's
        officers. The effective interest rate was 11.75% at
        December 31, 1996.                                           $ 578,000

        Mortgage note payable to Bank of America, interest at
        prime plus 2.5%, payable in variable monthly
        installments, including principal and interest, due
        July 15, 2016; collateralized by a Deed of Trust. The
        effective interest rate was 11% at December 31, 1996.          270,975

        7.4% note payable to Wells Fargo Bank in monthly
        installments of $16,513, including principal and
        interest, due in full on March 1, 1997;
        collateralized by equipment.                                    66,838

        7.38% note payable to Wells Fargo Bank in monthly
        installments of $1,165, including principal and
        interest, due in full on February 1, 1997;
        collateralized by equipment.                                     3,725

        7.94% note payable to Wells Fargo Bank in monthly
        installments of $4,435, including principal and interest,
        due in full on April 15, 1997; collateralized by
        equipment.                                                      17,385

        8.44% note payable to Wells Fargo Bank in monthly
        installments of $1,491, including principal and interest,
        due in full on May 31, 1997; collateralized by
        equipment.                                                       8,877

        9.23% note payable to Wells Fargo Bank in monthly
        installments of $4,816, including principal and interest,
        due in full on August 1, 1997; collateralized by equipment.     37,402

        9.23% note payable to Wells Fargo Bank in monthly
        installments of $1,471, including principal and interest,
        due in full on May 1, 1998; collateralized by equipment.        14,200

        10.95% note payable to CIT in monthly installments of
        $2,512, including principal and interest, due in full
        on February 5, 1997; collateralized by equipment.                3,418

        Note payable to the City of Phoenix in monthly principal
        installments of $2,334 plus interest at 6.9%, until paid
        in full; collateralized by land and building.                   10,081

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.      Notes Payable: (Continued)

        8.5% note payable to KDC Financial in monthly
        installments of $2,911, including principal and interest,
        due in full on May 1, 1998; collateralized by equipment.        46,464

        7.9% note payable to Case Credit Corp. in monthly
        installments of $2,684, including principal and interest,
        due in full on May 1, 1998; collateralized by equipment and
        a personal guarantee from an officer of the Company.            22,531

        10% note payable to Clark Credit Corp. in monthly
        installments of $10,433, including principal and interest, due in full on September 22, 1998; collateralized by equipment
        and a personal guarantee from an officer of the Company.       208,851

        14.5% note payable to Clark Credit Corp. in monthly
        installments of $252, including principal and interest,
        due in full on October 22, 1998; collateralized by equipment
        and a personal guarantee from an officer of the Company.         4,873

        10.5% note payable to Case Credit Corp. in monthly
        installments of $6,093, including principal and interest,
        due in full on October 16, 1999; collateralized by
        equipment.                                                     179,095

        8.5% note payable to Atlas Copco in monthly
        installments of $1,823, including principal and interest,
        due in full on December 1, 1999; collateralized by
        equipment.                                                      57,750

        7.5% note payable to Associates Commercial Corp. in
        monthly installments of $1,934, including principal
        and interest, due in full on April 15, 1998;
        collateralized by equipment.                                    29,354
                                                                    ----------
                                                                     1,559,819
        Less: current portion of notes payable                      (1,014,986)
                                                                    ----------

                                                                    $  544,833
                                                                    ==========

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.      Notes Payable: (Continued)

        A schedule of future minimum principal payments due on notes payable outstanding at December 31, 1996, is as follows:

                 Year Ending
                 December 31,                                Amount
                 ------------                                ------

                     1997                                $1,014,986
                     1998                                   208,765
                     1999                                    80,864
                     2000                                     5,826
                     2001                                     6,500
                 Subsequent                                 242,878
                                                         ----------

                                                         $1,559,819
                                                         ==========
8.      Obligations Under Capital Leases:

        At December 31, 1996, the Company was the lessee of construction and office equipment, with an original cost of $741,604, under capital lease agreements expiring through December, 2000.

        Minimum future lease payments under the capital leases as of December 31, 1996, for each of the next four (4) years, are as follows:

                 Year Ending
                 December 31,                                Amount
                 ------------                                ------

                     1997                                $  151,579
                     1998                                   123,890
                     1999                                   123,890
                     2000                                   203,160
                                                         ----------
        Total minimum lease payments                        602,519

        Less: amount representing interest                 (108,056)
                                                         ----------
        Present value of net minimum lease payments         494,463

        Less: current maturities of capital lease
                obligations                                (110,355)
                                                         ----------

                                                         $  384,108
                                                         ==========

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

 9.     Commitments and Contingencies:

        Operating Leases:

        The Company leases vehicles and office equipment under operating lease agreements, with terms of two (2) to four (4) years. Future minimum lease payments under long-term operating lease agreements at December 31, 1996, are as follows:

                       Year Ended
                      December 31,                           Amount
                      ------------                           ------

                          1997                           $  132,665
                          1998                               34,474
                                                         ----------

                                                         $  167,139
                                                         ==========

        For the years ended December 31, 1996 and 1995, total rent expense approximated $246,186 and $226,972, respectively.

        Employment Contracts:

        The Company has entered into employment contracts with three (3) officers through August, 1999, which provide for a minimum annual salary and automobile allowance. In addition, one (1) of the agreements contains incentives based on the Company's attainment of specified levels of sales and earnings. As of December 31, 1996, the total commitment was $1,074,150.

        Litigation:

        The Company has filed suit against two stockholders and former officers of the Company to collect on unpaid promissory notes owed to the Company. The two stockholders and former officers of the Company have filed a countersuit against the Company alleging certain counter-claims. In the opinion of legal counsel, no estimate can be made as to the time or the amount of the ultimate recovery. In addition, the Company believes the countersuit is without merit and intends to vigorously defend its position.

        The Company is a defendant in a lawsuit filed by a utility company alleging that the Company caused damage to its property. Outside counsel has advised the Company that a favorable outcome is unlikely. Accordingly, a provision for a loss in the amount of $30,000 has been charged to operations in the accompanying financial statements for the year ending December 31, 1996.

10.     Stockholders' Equity:

        Preferred Stock:

        As of December 31, 1996, the Company has 1,972 shares of Series A 9% convertible preferred stock issued and outstanding. The preferred shares are convertible into common shares at a price equal to a thirty percent (30%) discount from the lower of the average closing bid price of the common stock for the three (3) consecutive trading days prior to (i) the date of subscription of the preferred stock or (ii) the date of the conversion of the preferred stock.

        During the year ended December 31, 1996, 1,328 shares of the Series A 9% convertible preferred stock was converted into 1,821,257 shares of common stock. In addition, the Company granted a nine percent (9%) dividend on the preferred stock on a quarterly basis. The dividend was paid through the issuance of a cumulative total of 155,470 shares of common stock.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.     Stockholders' Equity: (Continued)

        Stock Options, Warrants and Restricted Stock Plans:

        On January 7, 1997, the Board of Directors approved the 1997 International FiberCom, Inc. Stock Option Plan, which is subject to shareholder approval. The Plan authorizes the Company to grant incentive stock options and non-qualified stock options to key employees of the Company. In addition, the Company has adopted the 1997 Restricted Stock Plan. This Plan authorizes the granting of restricted shares of common stock to key employees, consultants, researchers, and members of the Advisory Board. Under the above Plans, 1,200,000 shares of common stock are reserved for issuance. The Company issued 500,000 stock options and 90,000 non-qualified stock options under the 1997 International FiberCom, Inc. Stock Option Plan. The options were granted in recognition of services provided in 1996, and were given retroactive application in the accompanying financial statements. The options are exercisable at $.9375 per share and expire in May, 2002. None of the options have been exercised.

        During the year ended December 31, 1994, the Company adopted the 1994 Incentive Stock Option Plan and the 1994 Restricted Stock Plan. The Plans authorized the granting of restricted shares of common stock and common stock options to key employees, consultants, researchers, and members of the Advisory Board. Under the above Plans, 441,707 shares of common stock were reserved for issuance. During the year ended December 31, 1996, the Company issued 363,000 incentive stock options exercisable at $1.125 per share, expiring in May, 2006. None of the options have been exercised. In addition, during the year ended December 31, 1994, the Company had previously issued 21,760 shares of restricted common stock under the Plans.

        During the year ended December 31, 1996, the Company issued 100,000 non-qualified stock options exercisable at $1.125 per share, expiring in 2006. None of the options have been exercised.

        All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant. In accordance with accounting for such options utilizing the intrinsic value method, there is no related compensation expense recorded in the Company's financial statements for the years ended
        December 31, 1996 and 1995. Had compensation cost for stock-based compensation been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net income and earnings per share for the years ended December 31, 1996 and 1995, would have been reduced to the proforma amounts presented below:

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.     Stockholders' Equity: (Continued)

        Stock Options, Warrants and Restricted Stock Plans: (Continued)

                                                       1996            1995
                                                       ----            ----

        Net loss as reported                       $(4,221,115)    $(2,188,393)
        Proforma                                    (4,282,034)     (2,192,671)

        Net loss per share as reported             $      (.74)    $      (.50)
        Proforma                                          (.75)           (.50)

        The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1996 and 1995, expected life of options of 1-3 years, expected volatility of 70%, risk-free interest rates of 8.0%, and a 0% dividend yield. The weighted average fair value at date of grant for options granted during 1996 and 1995 approximated $.06 and $.11, respectively.

        On November 5, 1996, the Company entered into a twenty-five (25) month consulting agreement to assist the Company with investor communications and relations. In consideration of the Agreement, the Company granted its consultant a four (4) year option to purchase 1,900,000 shares of the Company's common stock, exercisable at $1.12 per share, which equalled the market price at the grant date. The Company has determined that the value of the services to be received under this agreement is $105,000, which is being amortized over the term of the agreement. The options become exercisable on January 1, 1998.

        In June, 1996, the Company entered into an agreement with a securities broker-dealer to provide its services to seek potential acquisitions. In consideration for the agreement, the Company granted the broker-dealer warrants to purchase 300,000 shares of the Company's common stock for a period of three (3) years. There are 150,000 warrants exercisable at two dollars ($2) per share, and 150,000 warrants exercisable at four dollars ($4) per share, with a weighted average exercise price of three dollars ($3) per share. The Company has determined that the value of the services to be received under this agreement is $5,000, which is being amortized over the term of the agreement. As of December 31, 1996, none of the warrants had been exercised.

11.     Income Taxes and Deferred Income Taxes:

        There is no provision for income taxes payable for tax reporting purposes due to net operating losses for the years ended December 31, 1996 and 1995.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.     Income Taxes and Deferred Income Taxes: (Continued)

        As of December 31, 1996, the components of deferred income taxes, are as follows:

                Long-Term
                  Depreciation                           $      (280,000)
                  Benefit of net operating loss
                    carryforward                               1,500,000
                                                             -----------
                                                               1,220,000
                  Less: valuation allowance                   (1,220,000)
                                                             -----------

                Total Deferred Taxes                     $          -
                                                             ===========

        The Company has established a valuation allowance equal to the full amount of the deferred tax asset, as a result of its recent operating losses.

        At December 31, 1996, the Company had federal and state net operating loss carryforwards in the approximate amount of $4,300,000 available to offset future federal and state taxable income primarily through December 31, 2011.

12.     Provision for Doubtful Accounts:

        Included in the provision for doubtful accounts expense in the amount of $387,952 for the year ended December 31, 1995, is approximately $350,000 which the Company incurred for development costs and progress billings on various projects with the Government of Romania, Ministries of Transport and Communications, and the Credit Bank of Romania. It is management's belief that this relationship, which is primarily for fiber-optic engineering and installation with Romania, will eventually be realized. However, the receivable has been written off as of December 31, 1995 due to the lack of financial performance over the last year on the part of the Government of Romania.

13.     Major Customers:

        For the year ended December 31, 1996, the Company had three (3) major customers representing 45%, 12%, and 10% of revenues, respectively. At December 31, 1996, the amount due from the three (3) customers included in accounts receivable was $1,186,713.

        For the year ended December 31, 1995, the Company had five (5) major customers representing 24%, 15%, 13%, 12%, and 11% of revenues, respectively.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.     Statements of Cash Flows:

        Non-Cash Investing and Financing Activities:

        During the year ended December 31, 1996, the Company recognized investing and financing activities that affected its assets, liabilities, and stockholders' equity, but did not result in cash receipts or payments.
        These non-cash activities are as follows:

              Financed the purchase of construction equipment in the amount of $288,138, through the issuance of notes payable.

              Goodwill was written off in the amount of $2,677,490.

              Converted 1,328 shares of preferred stock in the amount of $1,108,744 into 1,821,257 shares of common stock.

              Issued 155,470 shares of common stock valued at $171,303, as a preferred stock dividend.

              Accrued interest on loans receivable from related parties, in the amount of $13,746, was added to the principal balance.

              Issued common stock options and warrants for services rendered in the cumulative amount of $110,000 (See Note 10).

        During the year ended December 31, 1995, the Company recognized investing and financing activities that affected its assets and liabilities, but did not result in cash receipts or payments. These non-cash activities are as follows:

              Financed the purchase of construction and office equipment in the amount of $1,080,627, through the issuance of notes payable and capital leases.

              Issued  2,750   shares  of   preferred   stock  for  a  $2,373,500
              subscription receivable, and accrued costs in relation to the offering of $77,118.

              Accrued interest on loans receivable from related parties, in the amount of $46,855, was added to the principal balance.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.     Subsequent Events:

        Acquisition:

        Effective January 1, 1997, the Company acquired one hundred percent (100%) of the common stock of Concepts in Communications, Incorporated for $4,800,000. The Company obtained the funds to complete the acquisition from the proceeds of a Private Placement of $1,500,000 of eight percent (8%) convertible subordinated debentures, and $4,400,000 from shares of Series B 9% convertible preferred stock (See Note 16).

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16.     Unaudited Proforma Condensed Consolidated Financial Statements:

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by International FiberCom, Inc. of Concepts In Communications, Incorporated pursuant to the Purchase Agreement between the parties, and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future.

The pro forma financial information is based on the purchase method of accounting for the acquisition of Concepts In Communications, Incorporated. The pro forma entries are described in the accompanying footnotes to the unaudited pro forma condensed consolidated financial statements. The pro forma unaudited condensed consolidated statements of operations assume the acquisition took place on the first day of the period presented, while the unaudited proforma condensed combined balance sheet assumes the acquisition took place on the balance sheet date.

Acquisition:

In January, 1997, International FiberCom, Inc., agreed to acquire Concepts in Communications, Incorporated, a privately-held Nashville, Tennessee based company which also has operations in Memphis and Knoxville. Concepts in Communications, Incorporated provides systems integration services including design, engineering, installation and maintenance of structured cabled systems, network hardware and software, work station peripherals and intercommunication systems, primarily within commercial, industrial and governmental facilities. Under the terms of the agreement, the Company acquired all of the issued and outstanding common stock of Concepts In Communications, Incorporated for $4,800,000.

                   INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARY
            PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                                December 31, 1996

Proforma Financial Information:

The following  represents a proforma condensed  consolidated balance sheet as of
December  31,  1996,   assuming  the  Company's   acquisition   of  Concepts  In
Communications, Incorporated was consummated as of that date.

                                                            ASSETS

                                              International
                                                FiberCom,           Concepts In                                Proforma
                                                Inc. and           Communications,        Proforma           Consolidated
                                               Subsidiary           Incorporated        Adjustments            Amounts
                                               ----------           ------------        -----------            -------
Current Assets:
   Cash                                       $     3,972          $    56,608                               $    60,580
   Accounts receivable                          2,683,061            2,644,209                                 5,327,270
   Inventory                                         -                 462,973                                   462,973
   Other current assets                            37,912               61,830                                    99,742
   Costs and estimated earnings
     in excess of uncompleted
     contracts                                    249,546            1,392,886                                 1,642,432
                                              -----------          -----------                               -----------

        Total Current Assets                    2,974,491            4,618,506                                 7,592,997

Property and Equipment, Net                     2,899,055              473,767                                 3,372,822
Loans Receivable from Related Parties             562,025               70,000                                   632,025
Other Assets, Net                                 367,140               39,921            1,906,345  (1)       1,910,245
                                                                                           (403,161) (2)
                                              -----------          -----------                               -----------

        Total Assets                          $ 6,802,711          $ 5,202,194                               $13,508,089
                                              ===========          ===========                               ===========

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Long-term debt - current portion           $ 1,131,341          $   629,921                               $ 1,761,262
   Accounts payable                             1,990,447              741,583                                 2,732,030
   Accrued expenses                               358,585              377,822                                   736,407
   Income taxes payable
     - current                                       -                  57,321                                    57,321
     - deferred                                      -                 403,161             (403,161) (2)            -
   Billings in excess of costs
     and estimated earnings on
       uncompleted contracts                      185,119               71,805                                   256,924
                                              -----------          -----------                               -----------

        Total Current Liabilities               3,665,492            2,281,613                                 5,543,944

Long-Term Liabilities:
   Long-term debt                                 928,941                 -               1,500,000  (1)       2,428,941
   Deferred compensation                             -                  26,926                                    26,926

Stockholders' Equity                            2,208,278            2,893,655            3,300,000  (1)       5,508,278
                                                                                         (2,893,655) (1)
                                              -----------          -----------                               -----------
        Total Liabilities and
          Stockholders' Equity                $ 6,802,711          $ 5,202,194                               $13,508,089
                                              ===========          ===========                               ===========

(1) Record the issuance of convertible subordinated debentures and preferred stock for the acquisition of Concepts In Communications, Incorporated.

(2)  Reclassify deferred income taxes payable.

                   INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARY
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      For The Year Ended December 31, 1996

Proforma Consolidated Financial Statements:

The following  represents  proforma  condensed  statements of operations for the
year  ended  December  31,  1996,   assuming  the  acquisition  of  Concepts  In
Communications, Incorporated was consummated as of January 1, 1996.

                                              International
                                                FiberCom,           Concepts In                                Proforma
                                                Inc. and           Communications,        Proforma           Consolidated
                                               Subsidiary           Incorporated        Adjustments            Amounts
                                               ----------           ------------        -----------            -------
Contract Revenues                             $12,161,263          $14,426,376                               $26,587,639

Cost of Contract Revenues                     (11,387,706)         (10,610,612)                              (21,998,318)
                                              -----------          -----------                               -----------
Gross Profit                                      773,557            3,815,764                                 4,589,321

General and Administrative Expenses            (2,261,694)          (2,931,202)            (108,503) (1)      (5,301,399)

Goodwill Impairment                            (2,677,490)                -                                   (2,677,490)
                                              -----------          -----------                               -----------

Income (Loss) from Operations                  (4,165,627)             884,562                                (3,389,568)

Other Income (Expense):                           115,815              (57,400)            (120,000) (3)         (61,585)
                                              -----------          -----------                               -----------
Net Income (Loss) before Benefit
  for Income Taxes                             (4,049,812)             827,162                                (3,451,153)

Benefit (Provision) for Income Taxes                 -                (324,066)             324,066  (2)            -
                                              -----------          -----------                               -----------
Net Income (Loss)                              (4,049,812)             503,096                                (3,451,153)

Preferred Stock Dividends                        (171,303)                -                (132,000) (3)        (303,303)
                                              -----------          -----------                               -----------
Net Income (Loss) Attributable to
  Common Stockholders                         $(4,221,115)         $   503,096                               $(3,754,456)
                                              ===========          ===========                               ===========

Earnings (Loss) per Share                     $     (0.74)                                                   $     (0.66)
                                              ===========                                                    ===========
Weighted Average Number of Shares
  Outstanding                                   5,716,600                                                      5,716,600
                                              ===========                                                    ===========

(1) To amortize goodwill in connection with the purchase of Concepts In Communications, Incorporated on a straight-line basis over fifteen years.

(2) To revise the provision for income taxes based on the foregoing proforma results of operations.

(3) To record interest on the convertible subordinated debentures and the dividend on the preferred stock issued to fund the acquisition.

                   INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARY
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      For The Year Ended December 31, 1995

Proforma Consolidated Financial Statements:

The following  represents  proforma  condensed  statements of operations for the
year  ended  December  31,  1995,   assuming  the  acquisition  of  Concepts  In
Communications, was consummated as of January 1, 1995.

                                                    International
                                                      FiberCom,           Concepts In                                Proforma
                                                      Inc. and           Communications,        Proforma           Consolidated
                                                     Subsidiary           Incorporated        Adjustments            Amounts
                                                     ----------           ------------        -----------            -------
Contract Revenues                                   $12,050,075          $11,623,216                               $23,673,291

Cost of Contract Revenues                           (11,801,757)          (7,953,455)                              (19,755,212)
                                                    -----------          -----------                               -----------
Gross Profit                                            248,318            3,669,761                                 3,918,079

General and Administrative Expenses                  (2,843,062)          (2,666,328)            (108,503) (1)      (5,617,893)
                                                    -----------          -----------                               -----------

Income (Loss) from Operations                        (2,594,744)           1,003,433                                (1,699,814)

Other Income (Expense):                                 195,546              (50,597)            (120,000) (3)          24,949
                                                    -----------          -----------                               -----------
Net Income (Loss) before Benefit
  for Income Taxes                                   (2,399,198)             952,836                                (1,674,865)

Benefit (Provision) for Income Taxes                    210,815             (359,024)             359,024  (2)         210,815
                                                    -----------          -----------                               -----------
Net Income (Loss)                                    (2,188,383)             593,812                                (1,464,050)

Preferred Stock Dividends                                  -                    -                (132,000) (3)        (132,000)
                                                    -----------          -----------                               -----------
Net Income (Loss) Attributable to
  Common Stockholders                               $(2,188,383)         $   593,812                               $(1,596,050)
                                                    ===========          ===========                               ===========

Earnings (Loss) per Share                           $     (0.50)                                                   $     (0.36)
                                                    ===========                                                    ===========
Weighted Average Number of Shares
  Outstanding                                         4,417,072                                                      4,417,072
                                                    ===========                                                    ===========

(1) To amortize goodwill in connection with the purchase of Concepts In Communications, Incorporated on a straight-line basis over fifteen years.

(2) To revise the provision for income taxes based on the foregoing proforma results of operations.

(3) To record interest on the convertible subordinated debentures and the dividend on the preferred stock issued to fund the acquisition.
                                      F-26